Exhibit 3(i)

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/28/2005	200511702128	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	*******	100.00	.00	.00	5.00

Receipt

This is not a bill.  Please do not remit payment.

CINCINNATI FINANCIAL CORPORATION

6200 S. GILMORE RD.

FAIRFIELD, OH  45014

S T A T E  O F  O H I O

C E R T I F I C A T E

Ohio Secretary of State, J. Kenneth Blackwell

814051

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CINCINNATI FINANCIAL CORPORATION

and, that said business records show the filing and recording of:

Document(s)

Document No(s):

DOMESTIC/AMENDMENT TO ARTICLES

200511702128

Witness my hand and the seal of the

Secretary of State at Columbus,

Ohio this 27th day of April, A.D.

2005.

[THE SEAL of THE SECRETARY of STATE of OHIO]

/s/ J. Kenneth Blackwell

    Ohio Secretary of State

United States of America

State of Ohio

Office of the Secretary of State

[THE SEAL of THE SECRETARY of STATE of OHIO]	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form : (Select One)
Mail Form to one of the Following:
		__ Yes	PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100***
www.state.oh.us/sos e-mail: busserv@sos.state.oh.us		__ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit ___ Amended (122-AMAP)	PLEASE READ INSTRUCTIONS X Amendment (125-AMDS)	(2) Domestic Non-Profit ___ Amended (126-AMAN)	___ Amendment (128-AMD)

Complete the general information in this section for the box checked above.
Name of Corporation	Cincinnati Financial Corporation
Charter Number	814051
Name of Officer	Kenneth W. Stecher
Title	Secretary
X Please check if additional provisions attached.
The above named Ohio corporation, does hereby certify that:
X A meeting of the	X shareholders	___ directors (non-profit amended articles only)
___ members was duly called and held on	April 23, 2005
(Date)
at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 88.4 % as the voting power of the corporation.

___ In a writing signed by all of the ____ shareholders ____ directors (non-profit amended articles only)

___ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.
Resolved, that the following amended articles of incorporation be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541	Page 1 of 2	Last Revised: May 2002

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.
FIRST: The name of the corporation is:
SECOND: The place in the State of Ohio where its principal office is located is in the City of: (city, village or township) (county)
THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: See attached (Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ John J. Schiff, Jr.	4-26-05
Authorized Representative
John J. Schiff, Jr., President
(Print Name)

	/s/ Kenneth W. Stecher	4/26/05
Authorized Representative
Kenneth W. Stecher, Secretary
(Print Name)

541	Page 2 of 2	Last Revised: May 2002

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000) and the par value of each share shall be Two ($2.00) Dollars.